UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2012

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.05 Costs Associated with Exit or Disposal Activities.

Effective September 1, 2012, RealNetworks, Inc. ("RealNetworks" or the "Company") transferred services provided under two of its domestic carrier service contracts, together with a team of employees and associated hardware and software technology, to Livewire Mobile, Inc. In connection with the transfer and related transactions, RealNetworks will incur approximately $6.0 million in total charges, which will be recorded in the quarter ending September 30, 2012. Of this amount, approximately $3.5 million will be in cash expenditures, constituting payment of transition costs, and approximately $1.7 million will be charges related to fixed assets. The transferred carrier services contracts would have generated approximately $3.5 million in annualized revenue, however, RealNetworks expects to reduce annualized operating expenses by approximately $10.0 million associated with these transactions.

Item 8.01 Other Events.

RealNetworks expects to reduce annualized operating expenses by approximately $29.0 million, which includes the $10.0 million in savings from the transactions described in Item 2.05 of this report and savings from the Company’s reduction in employee headcount, including the elimination of all of the positions described in the Company’s Current Report on Form 8-K dated August 28, 2012. These expected savings are part of the Company’s recently announced plans to reduce $45.0 million in annualized operating expenses.

On September 6, 2012, RealNetworks announced a corporate-level strategy to operate three of its principal businesses, RealPlayer Group, Software as a Service ("SaaS") and Games, as standalone business units. As part of this strategy, the Company plans to move some functions, particularly within the Company’s shared services and corporate areas, into the businesses in order to, among other things, increase accountability for financial and operational performance within each business. RealNetworks does not expect this strategy to impact the way it presents and reports its consolidated financial statements and results of operations in its quarterly report on Form 10-Q for the quarter ending September 30, 2012.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS: This report contains forward-looking statements that involve risks and uncertainties, including statements regarding RealNetworks’ current expectations regarding the amount of cash and non-cash charges and the reduction in operating expenses associated with the transfer of carrier service contracts and the reduction in employee headcount, its corporate strategy and the presentation and reporting of its future financial results. Actual results may differ materially from the results predicted. More information about risk factors that could affect RealNetworks’ business and financial results are included in RealNetworks' annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. All forward looking statements include the assumptions that underlie such statements and are based on management’s estimates, projections and assumptions as of the date hereof. Real assumes no obligation to update any such forward looking statements or information.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

September 6, 2012	By:	/s/ Tim Wan

Name: Tim Wan
Title: Chief Financial Officer and Treasurer